UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 31, 2020

Farmers and Merchants Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-55756	81-3605835
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

4510 Lower Beckleysville Road, Suite H, Hampstead, MD	21074
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 374-1510

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR      240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR      240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.     Other Events.

As previously announced, Farmers and Merchants Bancshares, Inc. (the “Company”), the parent company of Farmers and Merchants Bank (“F&M Bank”), Anthem Acquisition Corp., a wholly-owned subsidiary of the Company (“Merger Sub”), and Carroll Bancorp, Inc. (“Carroll”), the parent company of Carroll Community Bank (“Carroll Bank”), entered into an Agreement and Plan of Merger on March 6, 2020 (the “Merger Agreement”) pursuant to which the Company will acquire Carroll through the merger of Merger Sub with and into Carroll, with Carroll as the surviving corporation, followed thereafter by the merger of Carroll with an into the Company, with the Company as the surviving corporation (collectively, the “Merger”). Immediately following the Merger, Carroll Bank will be merged with and into F&M Bank, with F&M Bank as the surviving Maryland commercial bank (the “Bank Merger” and together with the Merger, the “Transactions”).

The Merger Agreement and its related agreements provide that the consummation of the Transactions is subject to certain closing conditions, including, among other things, the approval of the Merger by the stockholders of Carroll and the parties’ receipt of regulatory approvals from the Board of Governors of the Federal Reserve System (the “FRB”), the Federal Deposit Insurance Corporation (the “FDIC”), and the Maryland Commissioner of Financial Regulation (the “Maryland Commissioner”).

At a special meeting thereof held on June 22, 2020, the stockholders of Carroll approved the Merger by the vote and in the manner required by Maryland law and Carroll’s charter and bylaws. The FRB approved the Transactions on May 26, 2020, which approval was renewed on August 24, 2020, the Maryland Commissioner approved the Transactions on August 26, 2020, and the FDIC approved the Transactions on August 31, 2020. A copy of the Company’s press release regarding the receipt of these approvals is filed herewith as Exhibit 99.1.

The parties expect to close the Transactions on September 30, 2020, with an effective date of October 1, 2020.

Additional Information

This report is being made in respect of the proposed Merger involving the Company and Carroll and the proposed Bank Merger involving F&M Bank and Carroll Bank. The foregoing discussion does not purport to be a complete discussion of the terms of the Merger Agreement or the Transactions and is qualified in its entirety by reference to the Merger Agreement, including its exhibits. The Merger Agreement was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 11, 2020 (the “March 11 Report”). Item 1.01 of the March 11 Report summarized the material terms of the Merger Agreement and the Transactions, which summary is incorporated herein by reference. Capitalized terms used but not defined herein have the meanings given such terms in the March 11 Report.

Caution Regarding Forward-Looking Statements

Certain statements in this report may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” and “will” and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including, but not limited to, risks related to the satisfaction of the conditions to closing the Transactions in the anticipated timeframe or at all, including the Company’s failure to close on the Holding Company Loan, and the possibility that the Transactions do not close, including in circumstances in which Carroll would be obligated to pay the Company a termination fee or other expenses and vice versa; risks related to the ability to realize the anticipated benefits of the acquisition, including the possibility that the expected synergies from the proposed Transactions will not be realized or will not be realized within the expected time period; the risk that the businesses will not be integrated successfully; disruption from the transaction making it more difficult to maintain business and operational relationships; negative effects of this announcement or the consummation of the proposed Transactions on the market price of the Company’s common stock; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed Transactions; other business effects, including the effects of industry, market, economic, political or regulatory conditions; future interest rates; changes in tax laws, regulations, rates and policies; competitive developments; and other risk factors detailed from time to time in the Company’s filings with the SEC. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company and Carroll expressly disclaim any current intention to update publicly any forward-looking statement after the distribution of this report, whether as a result of new information, future events, changes in assumptions or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The exhibits furnished with this report are listed in the following Exhibit Index:

Exhibit No.	Description

99.1	Press release dated August 31, 2020 (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARMERS AND MERCHANTS BANCSHARES, INC.

Dated: August 31, 2020	By:	/s/ James R. Bosley, Jr.
James R. Bosley, Jr.
President & CEO